Exhibit 10.1

Independent Contractor Agreement

Dated as of August 6, 2025

This Independent Contractor Agreement (“Agreement”) is made and entered into as of the date first set forth above (the “Effective Date”), by and between Oncotelic Therapeutics, Inc., a Delaware corporation (the “Company”) and Jefferson Capital ventures, LLC., a Wyoming limited liability company (“Contractor”). Each of the Company and Contractor may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Contractor is in the business of providing strategic management consulting services to public companies, including services related to corporate planning, operations, capital market advisory (non-licensed); and

WHEREAS, the Company deems it to be in its best interest to retain Contractor to render to the Company such services as may be needed; and

WHEREAS, the Parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Contractor to provide such assistance through its services for the Company, and Contractor is willing to provide such services to the Company;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Engagement. In exchange for the compensation as set forth herein and subject to the other terms and conditions hereinafter set forth, the Company hereby engages Contractor during the Term (as defined below), on a non-exclusive basis, to render the Services set forth in Section 2 as an independent contractor of the Company, and Contractor hereby accepts such engagement.

2.	Services.

(a)	Subject to the terms and conditions and for the Term, Contractor shall provide the Company with the services as set forth on Exhibit A attached hereto and such additional services as agreed to by the Company and Contractor in writing following the Effective Date (collectively, the “Services”), which Services may include the attainment of the milestones as set forth on Exhibit A (the “Milestones”), in each case subject to the other limitations below.

(b)	Notwithstanding the definition of the “Services” as set forth above, it is acknowledged and agreed by the Company that Contractor carries no professional licenses and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws. The Services of Contractor shall not be exclusive, nor shall Contractor be required to render any specific number of hours or assign specific personnel to the Company or its projects, however it is anticipated and agreed upon by both Parties that considerable time and resources will be required to fulfill the obligations to the Company under this agreement.

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(c)	Notwithstanding the definition of the “Services” as set forth above, the Contractor shall specifically not provide any of the following services to the Company: (i) negotiation for the sale of any the Company’s securities or participation in discussions between the Company and the potential investors; (ii) assisting in structuring any transactions involving the sale of the Company’s securities; (iii) engage in any pre-screening of potential investors to determine their eligibility to purchase any securities or engaging in any pre-selling efforts for the Company’s securities; (iv) discuss details of the nature of the securities sold or whether recommendations were made concerning the sale of the securities; (v) engage in due diligence activities; (vi) provide advice relating to the valuation of or the financial advisability of any investments in the Company; or (vii) handle any funds or securities on behalf of the Company.

(d)	Contractor will use Contractor’s commercially reasonable efforts to provide the Services using the best of Contractor’s professional skills and in a manner consistent with generally accepted standards for the performance of such work. Contractor shall devote such of Contractor’s time and effort necessary to the discharge of Contractor’s duties hereunder.

3.	Compensation and Expenses.

(a)	As full and complete compensation for Contractor’s agreement to perform the services, the Company shall compensate Contractor as follows:

(i) On the Effective Date, the Company shall grant to Contractor 20,322,930 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), which shall represent a preliminary allocation equivalent to 4.99% of the Company’s estimated fully diluted capitalization across three milestones, or approximately 6,774,310 shares per milestone. These shares shall be subject to vesting and forfeiture as further described herein and in the Restricted Stock Award Agreement attached as Exhibit B (the “RSA”). The shares granted under this Agreement and the RSA are referred to herein as the “Granted Shares.”

(ii) Upon the achievement of each milestone (as set forth in Exhibit A), the Company shall calculate 1.663% of its then-current total issued and outstanding shares on a fully diluted basis. If the number of shares represented by 1.663% at the time of milestone achievement exceeds 6,774,310 shares, the Company shall issue to Contractor additional shares equal to the difference between such calculated 1.663% and 6,774,310 shares (the “Adjustment Shares”) in order to ensure that Contractor’s vested equity equals 1.663% of the Company’s fully diluted outstanding shares per milestone achieved.

(iii) Commencing on July 10, 2025, and continuing thereafter on the tenth (10th) day of each calendar month during the Term, the Company shall pay Contractor a cash compensation of Twenty Thousand Dollars ($20,000.00) per month. Such monthly payments shall be made in arrears for services rendered during the prior calendar month. If the tenth (10th) day of any month falls on a weekend or legal holiday, payment shall be due on the next business day.

(iv) During the Term of the Agreement, the Company shall reimburse Contractor for all reasonable and pre-approved travel and business expenses incurred in connection with the performance of Services. Reimbursements shall be made monthly within thirty (30) days of submission of appropriate supporting documentation in a form reasonably acceptable to the Company. Any expenses not pre-approved in writing shall be the sole responsibility of the Contractor.

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(b)	Contractor shall be responsible for any and all taxes incurred by or payable by Contractor with respect to all compensation or reimbursement of expenses or any other payments made to Contractor hereunder. In furtherance thereof, Contractor shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by the Company with respect to such amount. Contractor shall be responsible for the payment of all taxes required to be paid in connection with the issuance or vesting of the Granted Shares.

4.	Term; Termination.

(a)	The term of this Agreement shall commence on the Effective Date and shall continue for a period of 18 months thereafter (“Term”), unless sooner terminated in accordance with the terms herein. The Term may be renewed upon the mutual written agreement of the Parties via an amendment of this Agreement.

(b)	This Agreement and the Term may be terminated by the Contractor at any time upon notice to the Company.

(c)	This Agreement and the Term may be terminated by the Company at any time upon notice to the Contractor.

(d)	This Agreement and the Term may be terminated by the Company immediately upon the occurrence of an Event of Default (as defined below).

(e)	For purposes of this Agreement, an “Event of Default” shall mean the occurrence of any of the following:

(i)	Any of the representations and warranties of Contractor herein or in the RSA (as defined below) shall be false when made or at any time thereafter;

(ii)	Contractor fails to abide by and fulfill the covenants, agreements and obligations of the Contractor hereunder or in the RSA, and Contractor has not cured such failure within five days of notice thereof from the Company to the Contractor; or

(iii)	The Contractor fails to provide the Services, or fails to meet the Milestones, in each case as set forth on Exhibit A, and Contractor has not cured such failure within five days of notice thereof from the Company to the Contractor.

(f)	In the event of any termination of this Agreement and the Term by the Contractor pursuant to Section 4(b) or by the Company pursuant to Section 4(d) for an Event of Default as defined in Section 4(e), any of the Granted Shares under the RSA which have not vested pursuant to the RSA as of the date of such termination shall be automatically forfeited without any further action of the Parties and shall be returned to the status of authorized and unissued shares of Common Stock.

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For clarity, termination of this Agreement by the Company pursuant to an Event of Default shall result in the immediate forfeiture of any and all unvested shares granted under this Agreement and the RSA, with such unvested shares reverting to the Company as authorized but unissued shares. The Contractor shall have no further rights, claims, or entitlements with respect to such unvested and returned shares.

(g)	In the event of any termination of this Agreement and the Term by the Company pursuant to Section 4(c), any of the Granted Shares which have not vested pursuant to the RSA as of the date of such termination shall be automatically vested and the forfeiture provisions with respect thereto shall lapse.

(h)	Upon the termination or expiration of this Agreement and the Term, the Parties shall have no further obligations hereunder other than those which arose prior to such termination or which are explicitly set forth herein as surviving any such termination or expiration.

5.	No Employee Status. The Parties also acknowledge and agree that Contractor is an independent contractor and is not an employee or agent of Company in Contractor’s position as a consultant and advisor. As such, Company shall not be liable for any employment tax, withholding tax, social security tax, worker’s compensation or any other tax, insurance, expense or liability with respect to any or all compensation, reimbursements and remuneration Contractor may receive hereunder, all of which shall be the sole responsibility of Contractor. Contractor is solely responsible for the reporting and payment of, all pertinent federal, state, or local self-employment or income taxes, licensing fees, or any other taxes or assessments levied by governmental authorities, as well as for all other liabilities or payments related to those services. The Parties also acknowledge and agree that Contractor is not a licensed securities broker or salesperson, and that Contractor will not be participating in, nor compensated for, any unlicensed securities sales activities other than those permitted under any of the exemptions set forth in applicable securities laws.

6.	Relationship of the Parties.

(a)	Contractor is retained by the Company only for the purposes of and to the extent set forth in this Agreement, and Contractor’ relation to the Company during the period of Contractor’s engagement hereunder shall be that of an independent contractor. Contractor shall not, nor, as applicable, shall any of Contractor’s agents, have employee status with the Company or be entitled to participate in any plans, arrangements or distributions by the Company pertaining to or in connection with any pension, stock, bonus, profit-sharing or similar benefits as may be available to the Company’s employees. Contractor shall be responsible for the reporting and payment of all income and self-employment taxes for all compensation paid to Contractor hereunder.

(b)	This Agreement does not create a relationship of principal and agent, joint venture, partnership or employment between the Company and Contractor. Contractor’ engagement hereunder is not a franchise or business opportunity. Neither Party shall be liable for any obligations incurred by the other except as expressly provided herein.

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(c)	Contractor shall not have authority to enter into contracts binding the Company or to create any obligations or incur liabilities on behalf of the Company. Contractor shall not act or represent himself, directly or by implication, as an agent of the Company with any authority other than as set forth expressly in this Agreement.

(d)	Any person hired by Contractor shall be the employee of Contractor and not of the Company, and all compensation, payroll taxes, facilities and related expenses for any such employee shall be the sole responsibility of Contractor.

(e)	Contractor acknowledges that it is not an officer, director or agent of Company, it is not, and will not, be responsible for any management decisions on behalf of Company, and may not commit Company to any action. Contractor represents that Contractor does not have, through stock ownership or otherwise, the power neither to control Company, nor to exercise any dominating influences over its management.

7.	Representations and Warranties.

(a)	Representations and Warranties of the Company. Company represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Company, will represent the valid and binding obligation of Company enforceable in accordance with its terms, subject to the application of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(b)	General Representations and Warranties of Contractor. Contractor represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that Contractor has the full right, power and capacity to execute, deliver and perform Contractor’s obligations hereunder; and that this Agreement, upon execution and delivery of the same by Contractor, will represent the valid and binding obligation of Contractor enforceable in accordance with its terms, subject to the Enforceability Exceptions. Contractor represents and warrants that all personnel or agents of Contractor who perform any activities on behalf of the Company hereunder or otherwise are legally authorized and permitted to work in the United States and for the benefit of the Company hereunder. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(c)	Representation and Warranties of Contractor Related to the Granted Shares. Contractor hereby represents and warrants to the Company as follows:

(i)	Contractor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

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(ii)	Contractor hereby represents that the Granted Shares awarded pursuant to this Agreement are being acquired for Contractor’s own account and not for sale or with a view to distribution thereof. Contractor acknowledges and agrees that any sale or distribution of shares of Granted Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution.

(iii)	Contractor understands that the Granted Shares are being offered and sold to Contractor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Contractor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Contractor set forth herein in order to determine the availability of such exemptions and the eligibility of the Contractor to acquire the Granted Shares.

(iv)	Contractor has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Contractor requested and deemed material to making an informed investment decision regarding Contractor’s acquisition of the Granted Shares. Contractor has been afforded the opportunity to review such documents and materials and the information contained therein. Contractor has been afforded the opportunity to ask questions of the Company and its management. Contractor understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Contractor understands and represents that Contractor is acquiring the Granted Shares notwithstanding the fact that the Company may disclose in the future certain material information that the Contractor has not received. Contractor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to Contractor’s investment in the Granted Shares. Contractor has full power and authority to make the representations referred to herein, to acquire the Granted Shares and to execute and deliver this Agreement. Contractor, either personally, or together with Contractor’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Granted Shares, is able to bear the risks of an investment in the Granted Shares and understands the risks of, and other considerations relating to, a purchase of the Granted Shares. Contractor and Contractor’s advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Granted Shares. Contractor’s financial condition is such that Contractor is able to bear the risk of holding the Granted Shares that Contractor may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of Contractor’s entire investment in the Company. Contractor has investigated the acquisition of the Granted Shares to the extent Contractor deemed necessary or desirable and the Company has provided Contractor with any reasonable assistance Contractor has requested in connection therewith. No representations or warranties have been made to Contractor by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.

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(v)	Contractor acknowledges and agrees that an investment in the Granted Shares is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Granted Shares will ever develop and that, as a result, Contractor may not be able to liquidate Contractor’s investment in the Granted Shares should a need arise to do so. Contractor is not dependent for liquidity on any of the amounts Contractor is investing in the Granted Shares. Contractor has full power and authority to make the representations referred to herein, to acquire the Granted Shares and to execute and deliver this Agreement. Contractor understands that the representations and warranties herein are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance and sale of the Granted Shares under the federal and state securities laws and for other purposes.

(vi)	Contractor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Granted Shares.

(vii)	Contractor understands that until such time as the Granted Shares has been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Granted Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Granted Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT.”

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8.	Trade Names and Trademarks. Contractor agrees that it will use only such trade names, trademarks or other designations of the Company or any simulations thereof as may be authorized in writing by the Company. All such use shall be in accordance with the Company’s instructions and any such authorization may be withdrawn or modified at any time. Contractor will, in the event this Agreement is terminated, cease all use of any of the Company’s trade names, trademarks or other designations or other simulations thereof. Contractor will not register or attempt to register or assert any right of ownership in any of the Company’s trade names, trademarks or other designations or any simulations thereof. Contractor shall immediately notify the Company in writing upon learning of any potential or actual infringement of any trademark, patent, copyright or other proprietary right owned by or licensed to the Company, or of any actual or potential infringement by the Company of the rights of any third party.

9.	Confidential Information.

(a)	For purposes of this Agreement, and except as provided below, “Confidential Information” of the Company shall mean any confidential, proprietary or trade secret information, data or know-how which relates to the business, research, services, products, customers, suppliers, employees, or financial information of the Company or any of its subsidiaries or parent entities, including, but not limited to, product or service specifications, designs, drawings, prototypes, computer programs, models, business plans, marketing plans, financial data, financial statements, financial forecasts and statistical information, in each case that is marked as confidential, proprietary or secret, or with an alternate legend or marking indicating the confidentiality thereof or which, from the nature thereof should reasonably be expected to be confidential or proprietary, and any other Material Non-Public Information (as defined below), in each case which is disclosed by the Company or on its behalf, before or after the date hereof, to Contractor either in writing, orally, by inspection or in any other form or medium. Any technical or business information of a third person furnished or disclosed shall be deemed “Confidential Information” of the Company unless otherwise specifically indicated in writing to the contrary.

(b)	For purposes of this Agreement, and except as provided below, “Material Non-Public Information” shall mean any information obtained by Contractor hereunder, whether otherwise constituting Confidential Information or not, with respect to which there is a substantial likelihood that a reasonable investor would consider such information important or valuable in making any of his, her or its investment decisions or recommendations to others with respect to the Company or any of its equity securities or debt, or any derivatives thereof, or information that is reasonably certain to have a substantial effect on the price of the Company’s securities or debt, or any derivatives thereof, whether positive or negative.

(c)	Contractor agrees to use the Confidential Information only for the purpose of performing the Services (the “Purpose”) and shall use reasonable care not to disclose Confidential Information to any non-affiliated third party, such care to be at least equal to the care exercised by Contractor as to Contractor’s own Confidential Information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Contractor agrees that it shall make disclosure of any such Confidential Information only to employees (including temporary and leased employees subject to a confidentiality obligation), officers, directors, attorneys and wholly owned subsidiaries (collectively, “Representatives”), to whom disclosure is reasonably necessary for the Purpose. Contractor shall appropriately notify such Representatives that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. Contractor shall be responsible for the failure of Contractor’s Representatives to comply with the terms of this Agreement.

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(d)	In addition, Contractor agrees that, for as long as any information, including Confidential Information, continues to meet the definition of Confidential Information as set forth herein, Contractor shall not (1) buy or sell any securities or derivative securities of or related to the Company or any of its subsidiaries or parent entities, or any interest therein or (2) undertake any actions or activities that would reasonably be expected to result in a violation of the Securities Act or the rules and regulations thereunder, or of the Securities Exchange Act of 1934, as amended, including, without limitation, Section 10(b) thereunder, or the rules and regulations thereunder, including, without limitation, Rule 10b-5 promulgated thereunder.

(e)	Without the prior consent of the Company, Contractor shall not remove any proprietary, copyright, trade secret or other protective legend from the Confidential Information.

(f)	Contractor acknowledges that the Confidential Information disclosed hereunder may constitute “Technical Data” and may be subject to the export laws and regulations of the United States. Contractor agrees it will not knowingly export, directly or indirectly, any Confidential Information or any direct product incorporating any Confidential Information, whether or not otherwise permitted under this Agreement, to any countries, agencies, groups or companies prohibited by the United States Government unless proper authorization is obtained.

(g)	Nothing herein shall be construed as granting to Contractor or Contractor’s affiliates any right or license to use or practice any of the information defined herein as Confidential Information and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents or other intellectual property rights now or hereafter owned or controlled by the of the Company. Except as allowed by applicable law, Contractor shall not use any tradename, service mark or trademark of the of the Company or refer to the of the Company in any promotional or sales activity or materials without first obtaining the prior written consent of the Company.

(h)	The obligations imposed in this Agreement shall not apply to any information that:

(i)	was already in the possession of Contractor at the time of disclosure without restrictions on its use or is independently developed by Contractor after the effective date of this Agreement, provided that the person or persons developing same have not used any information received from the Company in such development, or is rightfully obtained from a source other than from the Company;

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(ii)	is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Contractor;

(iii)	is obtained by Contractor from a third person who is under no obligation of confidence to the Company; or

(iv)	is disclosed without restriction by the Company.

(i)	Contractor may disclose such Confidential Information as required to be disclosed pursuant to the order of a court or administrative body of competent jurisdiction or a government agency, provided that Contractor shall notify the Company prior to such disclosure and shall cooperate with the Company in the event the Company elects to legally contest, request confidential treatment, or otherwise avoid such disclosure and shall thereafter only disclose such portion of the Confidential Information as legally required to disclose.

(j)	Upon termination of this Agreement for any reason or upon request by the Company made at any time, all Confidential Information, together with any copies of same as may be authorized herein, shall be returned to the Company, or destroyed and certified as such by an officer of Contractor. Contractor may retain one copy of all written Confidential Information for Contractor’s files for reference in the event of a dispute hereunder.

(k)	As between the Company and Contractor, the Confidential Information and any Derivative thereof (as defined below), whether created by the Company or Contractor, will remain the property of the Company. For purposes of this Agreement, “Derivative” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted, and which constitutes a derivative work under the Copyright laws of the United States; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

10.	Intellectual Property Rights.

(a)	Disclosure of Work Product. As used in this Agreement, the term “Work Product” means any invention, whether or not patentable, know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or any copyrightable or patentable works. Contractor agrees to disclose promptly in writing to Company, or any person designated by the Company, all Work Product that is solely or jointly conceived, made, reduced to practice, or learned by Contractor in the course of the provision of the Services or any work performed for the Company (“Company Work Product”). Contractor agrees (a) to use Contractor’s best efforts to maintain such Company Work Product in trust and strict confidence; (b) not to use Company Work Product in any manner or for any purpose not expressly set forth in this Agreement; and (c) not to disclose any such Company Work Product to any third party without first obtaining the Company’s express written consent on a case-by-case basis.

(b)	Ownership of Company Work Product. Contractor agrees that any and all Company Work Product conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be deemed “work for hire” under applicable law and shall be the sole and exclusive property of the Company.

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(c)	Assignment of Company Work Product. Contractor irrevocably assigns to the Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Except as set forth below, Contractor retains no rights to use the Company Work Product and agrees not to challenge the validity of the Company’s ownership in the Company Work Product. Contractor hereby grants to the Company a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and display in any form or medium whether now known or later developed, distribute, make, use and sell any and all Contractor owned or controlled Work Product or technology that Contractor uses to complete the services and which is necessary for the Company to use or exploit the Company Work Product.

(d)	Assistance. Contractor agrees to cooperate with the Company or its designee(s), both during and after the Term, in the procurement and maintenance of Company’s rights in Company Work Product and to execute, when requested, any other documents deemed necessary by Company to carry out the purpose of this Agreement. Contractor will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Work Product in any and all countries. Contractor’s obligation to assist Company with respect to Proprietary Rights relating to such Company Work Product in any and all countries shall continue beyond the termination of this Agreement, but the Company shall compensate Contractor at a reasonable rate to be mutually agreed upon after such termination for the time actually spent by Contractor at the Company’s request on such assistance.

(e)	Execution of Documents. In the event the Company is unable for any reason, after reasonable effort, to secure Contractor’s signature on any document requested by the Company pursuant to this Section 10 within seven (7) days of the Company’s initial request to Contractor, Contractor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Contractor’s agent and attorney in fact, which appointment is coupled with an interest, to act for and on Contractor’s behalf solely to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section with the same legal force and effect as if executed by Contractor. Contractor hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Contractor now or may hereafter have for infringement of any Proprietary Rights assignable hereunder to the Company.

(f)	Contractor Representations and Warranties. Contractor hereby represents and warrants that: (i) Company Work Product will be an original work of Contractor or all applicable third parties will have executed assignments of rights reasonably acceptable to the Company; (ii) neither the Company Work Product nor any element thereof will infringe the intellectual property rights of any third party; (iii) neither the Company Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; and (iv) Contractor will not grant, directly or indirectly, any rights or interest whatsoever in the Company Work Product to any third party.

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11.	Indemnification. In the event either Party is subject to any action, claim or proceeding resulting from the other’s gross negligence or intentional breach of this Agreement, the Party at fault agrees to indemnify and hold harmless the other from any such action, claim or proceeding. Indemnification shall include all fees, costs and reasonable attorneys’ fees that the indemnified Party may incur. In claiming indemnification hereunder, the indemnified Party shall promptly provide the indemnifying Party written notice of any claim that the indemnified Party reasonably believes falls within the scope of this Agreement. The indemnified Party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying Party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified Party shall not be final without the indemnified Party’s written consent. Any liability of a Party and its officers, directors, controlling persons, employees or agents shall not exceed the amount of fees actually paid to Contractor by the Company pursuant this Agreement.

12.	Miscellaneous.

(a)	Notices. All notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Party. Subject to the forgoing, notices shall be sent as follows:

If to the Company:

Oncotelic Therapeutics, Inc.

Attn: Dr. Vuong Trieu

29397 Agoura Road, Suite 107,

Agoura Hills, CA 91301E-mail: vuong.trieu@oncotelic.com

If to Contractor, to:

Jefferson Capital ventures, LLC.

Attn: Jimmy Chan

2106 House Ave. Suite 150

Cheyenne, WY 82001

(b)	Accuracy of Statements. Each Party represents and warrants that no representation or warranty contained in this Agreement, and no statement delivered or information supplied to the other Party pursuant hereto, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading. The representations and warranties made in this Agreement will be continued and will remain true and complete in all material respects and will survive the execution of the transactions contemplated hereby.

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(c)	Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein or therein contained.

(d)	Survival. The provisions of Section 4, Section 7(c), Section 8, Section 9, Section 10, Section 11 and Section 12 of this Agreement, and any additional provisions as required to effect any of such Sections, shall survive any termination or expiration hereof, and provided that no expiration or termination of this Agreement shall excuse a Party for any liability for obligations arising prior to such expiration or termination.

(e)	Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, including by merger, consolidation, operation of law, or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(f)	Amendment. The Parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, “Amendment”) of this Agreement shall be valid and effective, unless the Parties shall unanimously agree in writing to such Amendment.

(g)	No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver. No failure to exercise and no delay in exercising on the part of either of the Parties any right, power or privilege under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any other right, power or privilege preclude any other or further exercise of its exercise of any other right, power or privilege

(h)	Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(i)	Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

(j)	Governing Law; Etc.

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(i)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and in accordance with the substantive and procedural laws of the State of California in each case as in effect from time to time and as the same may be amended from time to time, without giving effect to the principles of conflicts of law of the State of California or any other State or jurisdiction.

(ii)	SUBJECT TO SECTION 12(k), ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA, IN EACH CASE LOCATED IN ORANGE COUNTY, CALIFORNIA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(j)(iii).

(iv)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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(k)	Resolution of Disputes.Except as otherwise provided herein, all controversies, disputes or actions between the Parties arising out of this Agreement, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement shall on demand of either Party be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by each Party who is a party to the Dispute, provided, however, that if such Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, each Party who is a party to the Dispute shall select one arbitrator and the arbitrators so selected shall select a final arbitrator, and the final arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under California law or any applicable federal law. The arbitrator(s) shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator(s) shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in Costa Mesa, California. The provisions of this Section 12(k) shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

(l)	Severability; Expenses; Further Assurances. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Except as otherwise specifically provided in this Agreement, each Party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement. The Parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by law or reasonably requested by any Party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Agreement.

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(m)	Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

(n)	Attorneys’ Fees. If any Party hereto is required to engage in litigation against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such litigation results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

(o)	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement other than as specifically set forth herein.

(p)	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Oncotelic Therapeutics, Inc.

By:	/s/ Dr. Vuong Trieu
Name:	Dr. Vuong Trieu
Title:	Chief Executive Officer

Jefferson Capital Ventures, LLC.

By:	/s/Jimmy Chan
Name:	Jimmy Chan
Title:	Managing Member

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Exhibit A

Services:

- Bi-weekly strategic planning meetings with the CEO

- Coordination support for SEC compliance (non-legal)

- Balance sheet and income statement optimization strategies

- Shareholder and investor communication planning

- Liaison with investment bankers, analysts, and institutional investors (non-transactional)

- Operational efficiency and cost-saving recommendations

- Ancillary strategic services not requiring a license

Milestones:

1. Market capitalization exceeds $100 million on any single trading day’s close

2. Cumulative increase of at least $10 million in shareholder equity from the start of engagement (as reported in SEC filings)

3. Successful uplisting to a U.S. national exchange (e.g., Nasdaq or NYSE American), with at least one full day of trading

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